Exhibit 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 18th day of July, 2003, by and among X-Net Services Corp., a Nevada corporation ("X-Net"); X-Net Merger, Co., a wholly owned subsidiary of X-Net formed or to be formed under the laws of Nevada ("Merger Co"); and Third Millennium Industries, Inc., a Nevada corporation ("Millennium"); based on the following:

                                    Recitals

         The parties desire to enter into this agreement to set forth the terms and conditions of the corporate reorganization pursuant to which Merger Co. will be merged with and into Millennium, Millennium will be the surviving entity, and the issued and outstanding shares of capital stock of Millennium will be converted into shares of X-Net Common Stock. The merger of Merger Co. with and into Millennium and the issuance of X-Net Common Stock are for the purpose of effecting a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    Agreement

         NOW, THEREFORE, in consideration of the mutual covenants to be performed and benefits to received under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, X-Net, Merger Co. and Millennium agree as follows:

                                    ARTICLE I

                                     MERGER

         1.01 The Merger. At the Effective Time (as defined herein) and subject to and upon the terms and conditions of this Agreement and in accordance with the Nevada Revised Statutes, Merger Co. shall be merged with and into Millennium and the separate corporate existence of Merger Co. shall cease. Millennium shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation ") in the Merger, and as of the Effective Time shall be a wholly owned subsidiary of X-Net. In connection with the Merger, the issued and outstanding shares of Millennium Common Stock shall be converted into shares of X-Net Common Stock in the manner provided herein.

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         1.02. The Closing; Effective Time.

                  (a) The closing of the Merger (the "Closing ") shall take place (i) at a mutually agreeable time and place within five business days following the date on which the last to be satisfied or waived of the conditions set forth in Articles IV and V (other than those conditions that by their nature are to be satisfied at the Closing) shall be satisfied or waived in accordance with this Agreement (the "Closing Date ").

                  (b) On the Closing Date, X-Net, Merger Co. and Millennium shall cause articles of merger with respect to the Merger to be properly executed, and filed with the Secretary of State of the State of Nevada. The Merger shall become effective at such time as the articles of merger shall be duly filed with the Secretary of State of Nevada, or at such later time reflected in such articles of merger as shall be agreed upon by X-Net and Millennium (the time that the Merger becomes effective, the "Effective Time ").

         1.03. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

         1.04. Articles of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation. Unless otherwise agreed to by X-Net and Millennium prior to the Closing, at the Effective Time:

                  (a) The Articles of Incorporation of Millennium (the "Millennium Articles of Incorporation") as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law and by such Articles of Incorporation) the articles of incorporation of the Surviving Corporation.

                  (b) The Bylaws of Millennium as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law, its Articles of Incorporation and its Bylaws, as applicable) the Bylaws of the Surviving Corporation;

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                  (c) The officers of Millennium immediately prior to the
         Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (d) The directors of Millennium immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

         1.05. Manner and Basis of Converting Stock. The manner and basis of converting the shares of capital stock of Millennium and Merger Co., by virtue of the Merger and without any action on the part of any holder thereof, shall be as set forth in this Section 1.05.

                  (a) Subject to the terms and conditions of this Agreement, each share of Millennium Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive one (1) share of X-Net Common Stock, par value $0.001, for an aggregate of Ten Million Two Hundred Thousand (10,200,000) X-Net Shares being issued to the Millennium shareholders as a result of the Merger; provided, that any "Dissenting Shares" of Millennium shall receive payment from Millennium in lieu of such shares of X-Net Common Stock in accordance with the provisions of the Nevada Revised Statutes. Dissenting Shares means any shares of Millennium for which the holder thereof has exercised his or her dissenter's rights under the Nevada Revised Statutes.

                  (b) Except as otherwise provided herein, commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Millennium Common Stock shall evidence the right to receive the number of whole shares of X-Net Common Stock on the basis set forth in subparagraph (a) above. Upon the surrender by the holders of Millennium Common Stock to X-Net's transfer agent and registrar of their Millennium stock certificates, together with the investment representation letter described in Section 6.05(a) and all other documents and materials reasonably required by such transfer agent to be delivered in connection therewith, the holders of the Millennium Common Stock shall be entitled to receive a certificate or certificates representing the number of whole shares of X-Net Common Stock to which they are entitled. No scrip or fractional share certificates for X-Net Common Stock will be issued and any fractional shares shall be rounded to the nearest whole share.

                  (c) At the Effective Time, each share of common stock of Merger Co. issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of X-Net, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of Millennium Common Stock.

                  (d) If between the date of this Agreement and the Effective Time, the outstanding shares of X-Net Common Stock or Millennium Common Stock shall be changed into a different number of shares by reason of any stock split, combination of shares, or if any dividend payable in stock shall be declared thereon with a record date within such period, the exchange ratio shall be appropriately adjusted to provide the holders of Millennium Shares the same economic effect as contemplated by this Agreement prior to such event.

         1.06     Closing Events.

                  (a) X-Net Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, X-Net shall deliver to Millennium at Closing all the following:

                           (i) Certificates of good standing from the Nevada
                  Secretary of State, issued as of a date within five days prior to the Closing Date, certifying that X-Net and Merger Co. are each in good standing as corporations in the State of Nevada;

                           (ii) Incumbency and specimen signature certificates
                  dated the Closing Date with respect to the officers of X-Net executing this Agreement and any other document delivered pursuant hereto on behalf of X-Net;

                           (iii) Copies of the resolutions of X-Net's board of
                  directors authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of X-Net as of the Closing Date;

                           (iv) The certificate contemplated by Section 4.01,
                  duly executed by the president of X-Net;

                           (v) The certificate contemplated by Section 4.02,
                  dated the Closing Date, duly executed by the president of X-Net;

                           (vi) Certificates for the X-Net Shares registered in
                  the names of the Millennium Shareholders or, in lieu thereof, irrevocable transfer instructions to X-Net's transfer agent and registrar irrevocably instructing it to issue the X-Net Shares to the Millennium Shareholders; and

                           (vii) Bank signature cards, duly executed by the
                  officers of X-Net, giving the new president and secretary of X-Net full authority to manage all bank accounts of X-Net, including the right to sign checks drawn on such accounts.

        In addition to the above deliveries, X-Net shall take all steps and actions as Millennium may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

                  (b) Millennium's Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Millennium shall deliver to X-Net at Closing all the following:

                           (i) A certificate of good standing from the secretary
                  of state of Nevada, issued as of a date within five days prior to the Closing Date certifying that Millennium is in good standing as a corporation in the State of Nevada;

                           (ii) Certificates of good standing from the
                  appropriate authorities certifying that Campers World, Inc., Twister Trailers, Inc., and Clear Lake Trailers, Inc. are in good standing as corporations in their respective states of incorporation;

                           (iii) Incumbency and specimen signature certificates
                  dated the Closing Date with respect to the officers of Millennium executing this Agreement and any other document delivered pursuant hereto on behalf of Millennium;

                           (iv) Copies of the resolutions of Millennium's board
                  of directors and shareholders authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Millennium as of the Closing Date;

                           (iv) The certificate contemplated by Section 5.01,
                  signed by the president of Millennium; and

                           (v) The certificate contemplated by Section 5.02,
                  dated the Closing Date, and signed by the president of Millennium.

In addition to the above deliveries, Millennium shall take all steps and actions as X-Net may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

         1.07 Effect of Merger. On the Effective Date of the merger, Millennium and Merger Co. shall cease to exist separately, and Merger Co. shall be merged with and into Millennium, the Surviving Corporation, in accordance with the provisions of this Agreement and the Articles of Merger, and in accordance with the provisions of and with the effect provided in the corporation laws of the State of Nevada. Millennium, as the Surviving Corporation, shall possess all the rights, privileges, franchises, and trust and fiduciary duties, powers, and obligations, of a private as well as of a public nature, and be subject to all the restrictions, obligations, and duties of each of

Millennium and Merger Co.; all property, real, personal, and mixed, and all debts due to either Millennium or Merger Co. on whatever account, and all other things belonging to each of Millennium and Merger Co. shall be vested in Millennium; all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter the property of Millennium as they were of Millennium and Merger Co.; the title to any real estate, whether vested by deed or otherwise, in either Millennium or Merger Co. shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens on any property of either Millennium or Merger Co. shall be preserved unimpaired, and all debts, liabilities, and duties of Millennium and Merger Co. shall thenceforth attach to Millennium and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by Millennium.

         1.08     Termination

                  (a) This Agreement may be terminated by the board of directors of either X-Net or Millennium at any time prior to the Closing Date if:

                           (i) There shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

                           (ii) Any of the transactions contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

                           (iii) If the Effective Time shall not have occurred
                  by the close of business on July 31, 2003 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 1.08(a)(iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date.

         In the event of termination pursuant to this paragraph (a) of Section 1.08, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                  (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of X-Net if (i) Millennium shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Millennium contained herein shall be inaccurate in any material respect, or (ii) there has been any material adverse change in the business or financial condition of Millennium or the Millennium Subsidiaries (as defined herein). In the event of termination pursuant to this paragraph (b) of this section 1.08, no obligation, right, remedy, or liability shall arise hereunder, except that Millennium shall reimburse X-Net for all costs and expenses actually incurred by it in connection with this Agreement, which were incurred from and after the date hereof.

                  (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Millennium if (i) X-Net shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of X-Net contained herein shall be inaccurate in any material respect, or (ii) there has been any material adverse change in the business or financial condition of X-Net. In the event of termination pursuant to this paragraph (c) of this section 1.08, no obligation, right, remedy, or liability shall arise hereunder except that X-Net shall reimburse Millennium for all costs and expenses actually incurred by it in connection with this Agreement, which were incurred from and after the date hereof.

                                   ARTICLE II
               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF X-NET

         As an inducement to, and to obtain the reliance of Millennium, X-Net and Merger Co. represent and warrant as follows:

         2.01 Organization.

                  (a) X-Net is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has and will have the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of X-Net's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

                  (b) Merger Co. will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and will have the corporate power and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Merger Co.'s articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

         2.02 Approval of Agreement. X-Net and Merger Co. have full power, authority, and legal right and have taken, or will take, all action required by law, their articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors and shareholders, where required, of X-Net and Merger Co. have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to compliance with state and federal corporate and securities laws.

         2.03 Capitalization. The authorized capitalization of X-Net consists of 25,000,000 shares of common stock, $0.001 par value, of which 1,500,000 shares are issued and outstanding. The authorized capitalization of Merger Co. consists of 10,000 shares, $0.001 par value, of which 100 shares are issued and outstanding. All issued and outstanding shares of X-Net and Merger Co. are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other distributions due or payable with respect to any of the shares of capital stock of X-Net or Merger Co.

         2.04. SEC Reports; Financial Statements.

                  (a) X-Net has filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC since it became subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the "X-Net SEC Reports "), and, with respect to the X-Net SEC Reports filed by X-Net after the date hereof and prior to the Closing Date, will deliver or make available to Millennium all of its X-Net SEC Reports in the form filed with the SEC. The X-Net SEC Reports (i) were (and any X-Net SEC Reports filed after the date hereof will be) in all material respects prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any X-Net SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Closing Date, X-Net shall be current in the filing of the X-Net SEC Reports.

                  (b) Included in Schedule 2.04 are (i) the audited balance sheets of X-Net as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the fiscal years ended December 31, 2002 and 2001, including the notes thereto, and the accompanying report of Ted A. Madsen, independent certified public accountant; and (ii) the unaudited balance sheet of X-Net as of March 31, 2003, and the related unaudited statements of operations, changes in stockholders' equity (deficit), and cash flows for the three month period ended March 31, 2003.

                  (c) The financial statements of X-Net delivered pursuant to
         Section 2.04(b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The X-Net financial statements present fairly, in all material respects, as of their respective dates, the financial condition of X-Net. X-Net did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statement or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of X-Net in accordance with generally accepted accounting principles. The statements of operations and cash flows present fairly the financial position and results of operations of X-Net as of their respective dates and for the respective periods covered thereby.

                  (d) X-Net has filed all tax returns required to be filed by it from inception to the Closing Date. X-Net has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of X-Net, except to the extent reflected on such balance sheet and adequately provided for therein, which are not yet due and payable. X-Net has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on X-Net, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. There are no tax liens upon any of the assets of X-Net. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of X-Net.

                  (e) The books and records, financial and otherwise, of X-Net and Merger Co. are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of X-Net and Merger Co., and X-Net and Merger Co. have maintained a system of internal accounting controls sufficient to provide reasonable assurances that
         (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

         2.05 Outstanding Warrants and Options. X-Net and Merger Co. have no existing warrants, options, calls, or commitments of any nature relating to the authorized and unissued shares of X-Net or Merger Co. Common Stock.

         2.06 Information. The information concerning X-Net and Merger Co. set forth in this Agreement and the schedules delivered by X-Net pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. X-Net and Merger Co. shall cause the schedules delivered by them pursuant hereto and the instruments delivered to Millennium hereunder to be updated after the date hereof up to and including the Closing Date.

         2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since March 31, 2003:

                  (a) There has not been (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of X-Net or (ii) any damage, destruction, or loss to X-Net (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or condition of X-Net;

                  (b) X-Net has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of X-Net; (iv) made any change in its method of management, operation, or accounting; (v) entered into any other transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination payment to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) established any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) X-Net has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent X-Net balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of X-Net; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) To the best knowledge of X-Net, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of X-Net.

         2.08 Title and Related Matters. Except as provided herein or disclosed in the X-Net balance sheet and the notes thereto, X-Net has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent X-Net balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

         2.09 Litigation and Proceedings. There are no actions, suits, or administrative or other proceedings pending or threatened by or against X-Net or adversely affecting X-Net or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. There is no default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         2.10 Contracts. Except as included or described in Schedule 2.10:

                  (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which X-Net is a party by which it or any of the properties of X-Net are bound;

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which X-Net is a party or by which its properties are bound and which are material to the operations or financial condition of X-Net are valid and enforceable by X-Net in all material respects;

                  (c) X-Net is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as X-Net can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of X-Net; and

                  (d) X-Net is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice; (ii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which X-Net is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of X-Net or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

         2.11 Material Contract Defaults. X-Net is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of X-Net, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which X-Net has not taken adequate steps to prevent such a default from occurring.

         2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust, or other contract, agreement, or instrument to which X-Net is a party or to which any of its properties or operations are subject.

         2.13 Compliance With Laws and Regulations. X-Net has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of X-Net or except to the extent that noncompliance would not result in the occurrence of any material liability for X-Net. To the best knowledge of X-Net, the consummation of the transactions contemplated by this Agreement will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

         2.14 Governmental Authorizations. X-Net has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by X-Net of this Agreement and the consummation by X-Net of the transactions contemplated hereby.

         2.15 Subsidiaries and Predecessors. X-Net does not own, beneficially or of record, any equity securities in any other entity except for Merger Co. which is a wholly owned subsidiary formed for the sole purpose of completing the transactions set forth herein. X-Net does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

         2.16 Insurance. X-Net currently has no significant insurable properties and does not carry insurance on such properties.

         2.17 Employee Relations. X-Net has complied in respect of its business in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. X-Net has no outstanding liabilities or obligations with respect to any employee benefit or retirement plan. X-Net believes that its relationship with its employees is satisfactory.

         2.18 X-Net Schedules. X-Net has delivered to Millennium the following schedules, which are collectively referred to as the "X-Net Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of X-Net as complete, true, and accurate:

                  (a) A schedule including copies of the articles of incorporation and bylaws of X-Net in effect as of the date of this Agreement;

                  (b) A schedule containing copies of resolutions adopted by the board of directors and shareholders of X-Net and Merger Co., where required, approving this Agreement and the transactions herein contemplated;

                  (c) A schedule setting forth X-Net's annual reports on Form 10-KSB for the years ended December 31, 2002 and 2001 and its quarterly reports on Form 10-QSB for the first three fiscal quarters of 2002 and the first fiscal quarter of 2003, which reports include the financial statements required pursuant to Section 2.04(b) hereof; and

                  (d) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of X-Net since the most recent X-Net balance sheet, required to be provided pursuant to Section 2.07 hereof;

                  (e) A schedule setting forth any material contracts required to be provided or matters to be disclosed pursuant to Section 2.10 hereof; and

                  (f) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the X-Net Schedules by Sections 2.01 through 2.17.

X-Net shall cause the X-Net Schedules and the instruments delivered to Millennium hereunder to be updated after the date hereof up to and including the Closing Date. Such updated X-Net Schedules, certified in the same manner as the original X-Net Schedules, shall be delivered prior to and as a condition precedent to the obligation of Millennium to close the transactions contemplated by this Agreement.

                                   ARTICLE III
            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF MILLENNIUM

         As an inducement to, and to obtain the reliance of, X-Net and Merger Co., Millennium represents and warrants as follows. Prior to the Closing Date, Millennium will acquire all issued and outstanding shares of Camper's World, Inc., Twister Trailer, Inc., and Clear Lake Trailer, Inc., which are referred to collectively in this Agreement as the "Millennium Subsidiaries."

         3.01 Organization.

                  (a) Millennium is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has and will have the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Millennium's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

                  (b) On the Closing Date, each of the Millennium Subsidiaries will be a corporation duly organized, validly existing, and in good standing under the laws of its respective state of incorporation and will have the corporate power and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there will be no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business, operations, properties, assets or condition of such Millennium Subsidiary. The consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of any of the Millennium Subsidiaries' articles of incorporation or bylaws, or other material agreement to which they are parties or by which they are bound.

         3.02 Approval of Agreement. Millennium has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaw, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated, subject to approval by the Millennium Shareholders. The board of directors of Millennium has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to compliance with state and federal corporate and securities laws.

         3.03 Capitalization. The authorized capitalization of Millennium consists of 50,000,000 shares of common stock, par value $0.001, of which 10,200,000 shares are issued and outstanding. All issued and outstanding shares of Millennium are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other payments or distributions due or payable with respect to any of the shares of capital stock of Millennium. On the Closing Date, Millennium shall have a total of 10,200,000 shares of common stock issued and outstanding, which includes the shares of Millennium common stock that will be issued to acquire the Millennium Subsidiaries.

         3.04 Financial Statements.

                  (a) Included in Schedule 3.04 are: (i) the audited balance sheet of Millennium as of December 31, 2002, and the related audited statements of operations, stockholders' equity, and cash flows for the period from inception on February 11, 2002 through December 31, 2002, together with the notes thereto and the report of Murrell, Hall, McIntosh & Co., PLLP, with respect thereto; (ii) the audited financial statements of each of the Millennium Subsidiaries for the years ended December 31, 2002 and 2001; and (iii) the unaudited financial statements of Millennium and each of the Millennium Subsidiaries for the quarter ended March 31, 2003. As provided in Section 6.09 herein, prior to Closing Millennium shall deliver to X-Net unaudited financial statements of Millennium and each of the Millennium Subsidiaries for the fiscal quarter ended June 30, 2003, and unaudited pro forma combined financial statements of Millennium and the Millennium Subsidiaries.

                  (b) The financial statements of Millennium delivered pursuant to Section 3.04(a), and to be delivered pursuant to Section 6.09, have and will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Millennium present fairly in all material aspects, as of their respective dates, the financial condition of Millennium. Millennium did not, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Millennium, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and results of operations of Millennium as of their respective dates and for the respective periods covered thereby.

                  (c) Prior to the Closing Date, Millennium will file all tax returns required to be filed by it for the period from inception in February 2002 through December 31, 2002. Millennium has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the balance sheets of Millennium, except to the extent reflected on such balance sheet and adequately provided for therein, which are not yet due and payable. Millennium has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Millennium, its financial condition, business as presently conducted or proposed to be conducted, or any of its properties or material assets. No income tax returns of Millennium has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. There are no tax liens upon any of the assets of Millennium. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Millennium.

         (d) The books and records, financial and otherwise, of Millennium are in all material respects complete and correct and are maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Millennium. Millennium maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

         3.05 Outstanding Warrants and Options. Included in the Millennium Schedules is a list of outstanding stock options of Millennium setting for the name of the option holder, the term of the option, the number of shares subject to the option and the exercise price. Except as set forth in the Millennium Schedules, Millennium does not have and will not have at Closing, any outstanding options, warrants, calls or awards of any nature relating to the authorized and unissued Millennium Shares.

         3.06 Information. The information concerning Millennium and the Millennium Subsidiaries set forth in this Agreement and in the schedules delivered by Millennium pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Millennium shall cause the schedules delivered by Millennium pursuant hereto to X-Net hereunder to be updated after the date hereof up to and including the Closing Date.

         3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement and the Millennium Schedules, since December 31, 2002:

                  (a) There has not been (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of Millennium or (ii) any damage, destruction, or loss to Millennium (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or condition of Millennium;

                  (b) Millennium has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Millennium; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) established any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) Except for actions taken in connection with Millennium's acquisition of the Millennium Subsidiaries, which are set forth in the Millennium Schedules, Millennium has not (i) granted or agreed to grant any options, warrants, or other rights for its Shares, bonds, or other securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Millennium balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Millennium; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other company securities including debentures (whether authorized and unissued or held as treasury shares); and

                  (d) To the best knowledge of Millennium, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Millennium.

         3.08 Title and Related Matters. Except as provided herein or disclosed in the Millennium balance sheet and the notes thereto, Millennium has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent Millennium balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

         3.09 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Millennium, threatened by or against Millennium or adversely affecting Millennium or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. There is no default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         3.10 Contracts. Except as included or described in Schedule 3.10 or the other Millennium Schedules:

                  (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Millennium is a party by which it or any of the properties of Millennium are bound;

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Millennium is a party or by which its properties are bound and which are material to the operations or financial condition of Millennium are valid and enforceable by Millennium in all material respects;

                  (c) Millennium is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Millennium can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Millennium; and

                  (d) Millennium is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice; (ii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money;
         (iv) guarantee of any obligation, other than one on which Millennium is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Millennium or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

         3.11 Material Contract Defaults. Except as described in the Millennium Schedules, Millennium is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Millennium, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Millennium has not taken adequate steps to prevent such a default from occurring.

         3.12 No Conflict With Other Instruments. Except as set forth in the Millennium Schedules, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Millennium is a party or to which any of its properties or operations are subject.

         3.13 Compliance With Laws and Regulations. Millennium has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Millennium or except to the extent that noncompliance would not result in the occurrence of any material liability for Millennium. To the best knowledge of Millennium, the consummation of the transactions contemplated by this Agreement will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

         3.14 Governmental Authorizations. Millennium has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Millennium of this Agreement and the consummation by Millennium of the transactions contemplated hereby.

         3.15 Subsidiaries and Predecessors.

                  (a) Except as set forth in Schedule 3.15, Millennium does not own, beneficially or of record, any equity securities in any other entity. Millennium does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

                  (b) On the Closing Date, each of the Millennium Subsidiaries will be a wholly owned subsidiary of Millennium. Millennium has provided X-Net with copies of the stock purchase agreements entered into between Millennium and each of the Millennium Subsidiaries and, to the best knowledge of Millennium, the representations and warranties of the Millennium Subsidiaries set forth in such agreements were true when made and will be true on the Closing Date.

         3.16 Insurance. Millennium currently has no significant insurable properties and does not carry insurance on such properties.

         3.17 Employee Relations. Millennium has complied in respect of its business in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Millennium has no outstanding liabilities or obligations with respect to any employee benefit or retirement plan. Millennium believes that its relationship with its employees is satisfactory.

         3.18 Millennium Schedules. Millennium has delivered to X-Net the following schedules, which are collectively referred to as the "Millennium Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and X-Net as of such date, all certified by the chief executive officer of Millennium as complete, true, and accurate:

                  (a) A schedule including copies of Millennium's and the Millennium Subsidiaries' articles of incorporation and bylaws and all amendments thereto in effect as of the date of this Agreement;

                  (b) A schedule containing copies of resolutions adopted by the directors of Millennium approving this Agreement and the transactions herein contemplated as referred to in Section 3.02 (copies of resolutions of adopted by the Millennium shareholders approving this Agreement will be delivered at or prior to Closing);

                  (c) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof;

                  (d) A schedule setting forth a description of each outstanding stock option of Millennium pursuant to Section 3.05 hereof;

                  (e) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Millennium since the most recent Millennium balance sheet, required to be provided pursuant to Section 3.07 hereof;

                  (f) A schedule setting forth any material contracts required to be provided or matters to be disclosed pursuant to Section 3.10 hereof; and

                  (g) A schedule containing copies of the stock purchase agreements entered into between Millennium and each of the Millennium Subsidiaries;

                  (h) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Millennium Schedules by Sections 3.01 through 3.17.

Millennium shall cause the Millennium Schedules and the instruments delivered to X-Net hereunder to be updated after the date hereof up to and including the Closing Date. Such updated Millennium Schedules, certified in the same manner as the original Millennium Schedules, shall be delivered prior to and as a condition precedent to the obligation of X-Net to close the transactions contemplated by this Agreement.

                                   ARTICLE IV
                CONDITIONS PRECEDENT TO OBLIGATIONS OF MILLENNIUM

         Millennium shall be bound by the terms and conditions of this Agreement provided the following conditions are complied with and satisfied by X-Net at or before the Closing Date:

         4.01 Accuracy of Representations. The representations and warranties made by X-Net in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and X-Net shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by X-Net prior to or at the Closing. Millennium shall be furnished with certificates, signed by duly authorized officers of X-Net and dated the Closing Date, to the foregoing effect.

         4.02 Officer's Certificates. Millennium shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of X-Net and Merger Co. to the effect that to such officers' best knowledge, no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of X-Net or Merger Co. threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and X-Net's and Merger Co.'s own documents and information, the certificate shall represent, to the best knowledge of the officers, that:

                  (a) This Agreement has been duly approved by X-Net's and Merger Co.'s boards of directors, and by the sole shareholder of Merger Co.; approval of this Agreement by the X-Net's shareholders is not required; and this Agreement has been duly executed and delivered in the name and on behalf of X-Net and Merger Co. by their duly authorized officers pursuant to, and in compliance with, authority granted by the boards of directors of X-Net and Merger Co. pursuant to unanimous written consents;

                  (b) Except as provided or permitted herein, there have been no material adverse changes in X-Net or Merger Co. up to and including the date of the certificate;

                  (c) All conditions required by this Agreement have been met, satisfied, or performed by X-Net and Merger Co., as appropriate;

                  (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by X-Net or Merger Co. have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

                  (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against X-Net or Merger Co., wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of X-Net or Merger Co., the operation of X-Net or Merger Co., or the acquisition and reorganization contemplated herein, or any agreement or instrument by which X-Net or Merger Co. is bound or in any way contests the existence of X-Net or Merger Co.

         4.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of X-Net or Merger Co., nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of X-Net or Merger Co.

         4.04 Good Standing. Millennium shall have received a certificates of good standing from the Nevada Secretary of State, dated as of the date within five days prior to the Closing Date, certifying that X-Net and Merger Co. are each in good standing as corporations in the State of Nevada.

         4.05 Opinion of Legal Counsel. Millennium shall have received a legal opinion from X-Net's legal counsel to the effect that shareholder approval by the X-Net shareholders is not required as a condition to X-Net's execution of this Agreement and/or the consummation of the transactions contemplated hereby.

         4.06 Satisfaction of Special Covenants. All actions to be taken or performed by X-Net pursuant to Article VI of this Agreement shall have been completed, unless waived by Millennium.

         4.07 Other Items. Millennium shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Millennium may reasonably request.

                                    ARTICLE V
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF X-NET

         The obligations of X-Net under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         5.01 Accuracy of Representations. The representations and warranties made by Millennium in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Millennium shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Millennium prior to or at the Closing. X-Net shall be furnished with a certificate, signed by a duly authorized officer of Millennium and dated the Closing Date, to the foregoing effect.

         5.02 Officer's Certificates. X-Net shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Millennium to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Millennium, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Millennium's own documents, the certificate shall represent, to the best knowledge of the officer, that:

                  (a) This agreement has been duly approved by Millennium's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Millennium by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Millennium pursuant to a unanimous consent;

                  (b) Except as provided or permitted herein, there have been no material adverse changes in Millennium up to and including the date of the certificate;

                  (c) All conditions required by this Agreement have been met, satisfied, or performed by Millennium;

                  (d) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Millennium have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

                  (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Millennium, wherein an unfavorable decision, ruling, or finding would have a material adverse affect on the financial condition of Millennium, the operation of Millennium, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Millennium is bound or would in any way contest the existence of Millennium.

         5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Millennium, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Millennium.

         5.04 Good Standing. X-Net shall have received a certificate of good standing from the secretary of state of Nevada, dated as of a date with five days prior to the Closing Date, certifying that Millennium is in good standing as a corporation in the State of Nevada. X-Net shall have received certificates of good standing from the appropriate authorities, dated as of dates within ten days prior to the Closing Date, certifying that each of the Millennium Subsidiaries is in good standing in its respective state of incorporation.

         5.05 Millennium Financial Statements. X-Net shall have received the audited financial statements, unaudited financial statements, and unaudited pro forma financial statements of Millennium and the Millennium Subsidiaries described in Section 6.09, which shall not indicate any adverse change from the information contained in the unaudited financial statements described in Section 3.04(a).

         5.06 Satisfaction of Special Covenants. All actions to be taken or performed by Millennium pursuant to Article VI of this Agreement shall have been completed, unless waived by X-Net.

         5.07 Other Items. X-Net shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as X-Net may reasonably request.

                                   ARTICLE VI
                                SPECIAL COVENANTS

         6.01 Activities of X-Net and Millennium

         (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by X-Net and Millennium pursuant hereto or as permitted or contemplated by this Agreement, X-Net, Merger Co., and Millennium will each:

                  (i) Carry on its business in substantially the same manner as it has heretofore;

                  (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                  (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                  (iv) Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

                  (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to be paid, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

                  (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

         (b) From and after the date of this Agreement and except as provided herein until the Closing Date, each of X-Net, Merger Co., and Millennium will not:

                  (i) Make any change in its articles of incorporation or bylaws or effect any recapitalization;

                  (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

                  (iii) Enter into any agreement for the sale of Millennium, X-Net or Merger Co.'s securities without the prior written approval of the other parties.

         6.02 Access to Properties and Records. Until the Closing Date, Millennium, X-Net, and Merger Co. will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Millennium or X-Net and will furnish the other party with such additional financial and other information as to the business and properties of Millennium or X-Net as each party shall from time to time reasonably request.

         6.03 Indemnification by Millennium. Millennium will indemnify and hold harmless X-Net, Merger Co. and their respective directors and officers, and each person, if any, who controls X-Net or Merger Co. within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Millennium expressly for use therein. The indemnity agreement contained in this
Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of X-Net or Merger Co. and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

         6.04. Indemnification by X-Net. X-Net will indemnify and hold harmless Millennium, and its directors and officers, and each person, if any, who controls Millennium within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by X-Net expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Millennium and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

         6.05 The Acquisition of X-Net Common Stock. X-Net and Millennium understand and agree that the consummation of this Agreement including the issuance of the X-Net Common Stock to Millennium in exchange for the Millennium Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. X-Net and Millennium agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

                  (a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each shareholder of Millennium shall execute and deliver to X-Net an investment representation letter in substantially the same form as that attached hereto as Exhibit "A."

                  (b) In connection with the transaction contemplated by this Agreement, Millennium and X-Net shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Millennium reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

                  (c) In order to more fully document reliance on the exemptions as provided herein, Millennium, the shareholders of Millennium, and X-Net shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as X-Net or Millennium and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

         6.06 Securities Filings. X-Net shall be responsible for the preparation of a Form D and its filing with the Securities and Exchange Commission and Millennium will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

         6.07 Sales of Securities Under Rule 144.

                  (a) X-Net will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to time amended.

                  (b) Upon being informed in writing by any person holding restricted stock of X-Net as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), X-Net will certify in writing to such person that it is in compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

                  (c) If any certificate representing any such restricted stock is presented to X-Net's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to X-Net and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, X-Net will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any related stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

         6.08 New Board of Directors and Officers. Upon closing of the transactions contemplated by this Agreement, Dennis K. DePriest shall be appointed as a director of X-Net. Ten (10) days after such closing date, or the earliest date permitted by Rule 14f-1 promulgated under the Exchange Act, Stephen D. Utley shall resign from his position as a director of X-Net and a person designated by Millennium shall be appointed as a director to fill the vacancy created by such resignation. Upon the closing of the transactions contemplated by this Agreement, the current officers of X-Net shall resign from their respective positions and the persons designated by Millennium shall be appointed to fill the vacancies created thereby, subject to the approval of the suitability and qualifications of such nominees by X-Net's board of directors.

         6.09 Millennium Financial Statements. Prior to Closing, Millennium shall cause to be prepared and delivered to X-Net: (i) unaudited financial statements of Millennium and each of the Millennium Subsidiaries as of June 30, 2003 and for the three-month period then ended; (iii) unaudited combined pro forma financial statements of Millennium and the Millennium

         Subsidiaries as of December 31, 2002 and June 30, 2003; and (iv) any additional financial statements and information of Millennium and the Millennium Subsidiaries that is required to be filed by X-Net with the SEC as a result of its acquisition of Millennium. All such financial statements shall be prepared in accordance with the rules and regulations of the SEC. The audited and unaudited financial statements of Millennium and the Millennium Subsidiaries shall not indicate any material adverse change in the financial position of Millennium or the Millennium Subsidiaries from the information set forth in the financial statements of such companies referred to Section 3.04(a). The audited financial statements of Millennium and the Millennium Subsidiaries shall indicate pro forma combined revenues for the year ended December 31, 2002 of not less than $22 Million.

         6.10 Millennium Stockholder Approval. Millennium shall have obtained approval of this Agreement by the Millennium stockholders in accordance with the requirements of Nevada law.

         6.11 Millennium Interim Financing. Millennium shall have obtained a commitment or commitments for additional debt or equity capital in an amount not less than $500,000 for use in connection with its acquisition of the Acquired Companies and to provide it with additional working capital. Any such financing shall be on terms and conditions acceptable to X-Net; provided, that the terms shall be deemed to be acceptable to X-Net if not more than 500,000 shares of X-Net stock are ultimately required to be issued in connection with such interim financing.

         6.12 Millennium Investment Banking Agreement. Millennium shall have entered into an agreement with an investment banking firm, in form and substance satisfactory to X-Net, pursuant to which such investment banking firm agrees to assist Millennium in conducting an equity offering, the minimum proceeds from which will be sufficient to implement the next phase of Millennium's business plan.

         6.13 "Leak-Out" Agreements. At Closing, Millennium shall deliver to X-Net agreements from each person who owns 20,000 shares or more of Millennium's common stock, agreeing that unless otherwise agreed to by Millennium, during the two year period following the Closing Date, they will not publicly sell more than 5% of their holdings in any single calendar month, and that any purchaser of shares from such persons in private transactions will agree to be bound by the same restriction.

         6.14 X-Net Financial Condition. On the Closing Date, X-Net shall have cash and cash equivalents in the amount of approximately $175,000, in addition to the $15,000 promissory note from Millennium.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Brokers. X-Net and Millennium agree that they are not obligated to pay any finders or brokers for bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement, except that Millennium has agreed to issue 200,000 shares of Millennium common stock (which will be converted to 200,000 shares of X-Net common stock) to Frank Gillen and his associates for investment banking and finders' services provided to Millennium. Except for the foregoing, X-Net and Millennium each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

         7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income tax purposes.

         7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

         7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

         If to X-Net, to:                      If to Millennium, to:

         Stephen D. Utley                      Dennis K. DePriest
         President                             President
         X-Net Services Corp.                  Third Millennium Industries, Inc.
         13537 Jackson St.                     4933 HWY 60
         Thornton, CO 80241                    Rogersville, MO 65742

         With a copy to:                       With a copy to:

         Gary R. Henrie, Esq.                  Mark N. Schneider, Esq.
         10616 Eagle Nest Street               Mark N. Schneider, A Prof. Corp.
         Las Vegas, NV 89141                   265 E. 100 S., Suite 250
                                               Salt Lake City, UT 84111
or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

         7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by X-Net or Millennium such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

         7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         7.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

         7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         7.11 Public Statements. Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Parties shall consult with one another, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the Merger and in making any filings with any federal or state governmental or regulatory agency or with any securities exchange with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

X-Net Services Corp.                         Third Millennium Industries, Inc.
A Nevada corporation                         A Nevada corporation


By:  /s/ Stephen D. Utley                    By:  /s/ Dennis K. DePriest
    ------------------------------              --------------------------------
     Stephen D. Utley, President                 Dennis K. DePriest, President

X-Net MERGER CO.,
a Nevada corporation


By:  /s/ Stephen D. Utley
    ------------------------------
     Stephen D. Utley, President